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                                                                EXHIBIT 23

                                                       Exhibit to the Annual
                                                       Report (Form 11-K) of the
                                                       Huntington Supplemental
                                                       Stock Purchase and Tax
                                                       Savings Plan and Trust
                                                       for the fiscal year ended
                                                       December 31, 1994.


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-44208) pertaining to the Huntington Supplemental Stock Purchase and Tax Savings Plan and Trust and in the related Prospectus of our report dated March 27, 1995 with respect to the financial statements of the Huntington Supplemental Stock Purchase and Tax Savings Plan and Trust included in this Annual Report (Form 11-K) for the year ended December 31, 1994.

                                       /s/ Ernst & Young LLP
                                       ---------------------


Columbus, Ohio
March 27, 1995

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